Exhibit 99.3

Tesoro Corporation Announces Cash Tender Offers and Related Consent Solicitations for Its 6 5/8% Senior Notes

due 2015 and 6 1/2% Senior Notes due 2017

SAN ANTONIO, September 13, 2012 — Tesoro Corporation (NYSE:TSO) (“Tesoro”) today announced that it is commencing cash tender offers (each an “Offer” and together, the “Offers”) for its outstanding 6 5/8% Senior Notes due 2015 (CUSIP/ISIN No. 881609AS0/US881609AS06) (the “2015 Notes”) and 6 1/2% Senior Notes due 2017 (CUSIP/ISIN No. 881609AT8/US881609AT88) (the “2017 Notes” and together with the 2015 Notes, the “Notes”). The terms of the Offers are as set forth below.

The Offers are for any and all of Tesoro’s outstanding 2015 Notes and outstanding 2017 Notes, upon the terms and subject to the conditions set forth in Tesoro’s Offer to Purchase and Consent Solicitation Statement, dated September 13, 2012 (as it may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time and, collectively with the Statement, the “Offer Documents”). In connection with the Offers, and on the terms and subject to the conditions set forth in the Offer Documents, Tesoro is soliciting consents (with respect to each series of Notes, a “Consent Solicitation” and collectively, the “Consent Solicitations”) of holders of each series of Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture pursuant to which such series of Notes were issued (the “Proposed Amendments”). Holders may not tender their Notes without delivering their consents to the applicable Proposed Amendments and may not deliver consents to the Proposed Amendments without tendering their related Notes. Tesoro is seeking consents to the Proposed Amendments with respect to each series of Notes as a single proposal in each case.

The early tender deadline with respect to each series of Notes is 5:00 p.m., New York City time, on September 26, 2012 (such time and date, as it may be extended with respect to a series of Notes, the “Early Tender Deadline”), and the Offer with respect to each series of Notes will expire at 12:00 midnight, New York City time, on October 11, 2012 (such time and date, as it may be extended with respect to a series of Notes, the “Expiration Time”), in each case, unless extended or earlier terminated by Tesoro. Notes tendered may be withdrawn at any time at or before 5:00 p.m., New York City time, on September 26, 2012 (such time and date, as it may be extended with respect to a series of Notes, the “Withdrawal Deadline”) but not thereafter, except as required by law. Tesoro may extend the Early Tender Deadline with respect to a series of Notes without extending the related Withdrawal Deadline.

The table below summarizes certain payment terms of the Offers and the Consent Solicitations:

CUSIP/ISIN Nos.	Outstanding Principal Amount of Notes	Description of Notes	Total Consideration*	Early Tender Payment*	Tender Offer Consideration*

881609AS0/US881609AS06	$450,000,000	6 5/8% Senior Notes Due 2015	$1,017.50	$30.00	$987.50

881609AT8/US881609AT88	$473,215,000	6 1/2% Senior Notes due 2017	$1,035.00	$30.00	$1,005.00

*	Per $1,000 principal amount of Notes.

Holders validly tendering Notes at or prior to the Early Tender Deadline will be eligible to receive the Total Consideration, listed in the table above, with respect to the applicable series of Notes tendered, which includes an early tender payment equal to $30.00 per $1,000 aggregate principal amount of such series of Notes (the “Early Tender Payment”). Holders validly tendering Notes after the applicable Early Tender Deadline but at or before the Expiration Time for such series of Notes will be eligible to receive only the Tender Offer Consideration for such series of Notes, namely an amount, with respect to such series of Notes, equal to the Total Consideration less the Early Tender Payment. In addition, holders whose Notes are purchased in an Offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the applicable payment date for such series of Notes, as described in the Offer Documents.

Tesoro’s obligation to consummate an Offer with respect to a series of Notes is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Statement, including, among others, (i) the consummation of an issuance of indebtedness by Tesoro on terms satisfactory to Tesoro and having an aggregate principal amount of not less than $925 million, (ii) receipt of the requisite consents to authorize the Proposed Amendments to the applicable indenture (consents in respect of a majority of the outstanding Notes of such series are required to authorize the Proposed Amendments relating to such series of Notes) and (iii) execution and delivery of a supplemental indenture giving effect to the Proposed Amendments applicable to the series of Notes subject to such Offer. The consummation of an Offer with respect to a series of Notes is not conditioned on the substantially concurrent completion of the Offer with respect to the other series of Notes.

The depositary and information agent for the Offers and Consent Solicitations is Global Bondholder Services Corporation. Holders with questions or who would like additional copies of the Offer Documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 389-1500. Questions regarding the terms of the Offers and Consent Solicitations can be directed to the exclusive dealer manager for the Offers and solicitation agent for the Consent Solicitations, RBS Securities Inc. at (877) 297-9832 (toll-free) and (203) 897-4825 (collect).

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. Each Offer and Consent Solicitation is being made only pursuant to the Offer Documents that Tesoro will be distributing to noteholders promptly. Noteholders and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the Offers and the Consent Solicitations. None of Tesoro, the dealer manager and the solicitation agent, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in an Offer or deliver their consents in the related Consent Solicitation.

About Tesoro

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 675,000 barrels per day. Tesoro’s retail-marketing system includes approximately 1,375 branded retail stations, of which approximately 570 are company operated under the Tesoro®, Shell® and USA GasolineTM brands.

This release contains certain statements that are “forward-looking statements”—that is, statements related to future, not past, events. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 filed with the Securities and Exchange Commission and the Offer Documents. The risk factors and other factors noted in the Offer Documents, our Annual Report and our Quarterly Reports could cause our actual results to differ materially from those contained in any forward-looking statement. We will not update forward-looking statements, even if our situation changes in the future, except as required by federal securities laws.

Contact:

Investors:

Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702